SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Hartville Group, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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HARTVILLE GROUP, INC.
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To be held June 6, 2006
     The 2006 Annual Meeting of Stockholders of Hartville Group, Inc. (the “Annual Meeting”) will be held at our principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio, 44706, on Tuesday, June 6, 2006, at 11:00 a.m., local time, for the following purposes:
1.	To elect five members of our Board of Directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To approve an amendment to the Company’s Articles of Incorporation, increasing the authorized amount of Common Stock from 50,000,000 shares to 200,000,000 shares;

3.	To ratify the selection of BDO Seidman, LLP as our independent public accountants for 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on April 13, 2006 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
     All stockholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that you please mark, sign, date and return the enclosed proxy promptly in the postage-paid return addressed envelope. Stockholders attending the Annual Meeting in person may vote in person even if they have previously returned the proxy card.
     If you have any questions concerning the Annual Meeting or the completion and return of your proxy card, please contact Vicki Pratt at (330) 484-8143.

By Order of the Board of Directors

/s/ Nicholas J. Leighton

Nicholas J. Leighton
Chairman of the Board of Directors
Canton, Ohio
April 28, 2006
IMPORTANT
PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY STATEMENT TABLE OF CONTENTS

HARTVILLE GROUP, INC.
PROXY STATEMENT
General
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hartville Group, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at our principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio, 44706, on June 6, 2006, at 11:00 a.m., local time, and at any adjournment or postponement thereof.
     The mailing address of the principal executive offices of the Company is 3840 Greentree Avenue SW, Canton, Ohio, 44706. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders is April 28, 2006.
PROXIES AND VOTING
     The close of business on April 13, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On the record date there were outstanding and entitled to vote 19,630,508 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). Each share of Common Stock is entitled to one vote at the Annual Meeting.
     A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors, and the nominees receiving the highest number of votes will be elected as directors (Proposal 1). The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required for the approval of an amendment to our Articles of Incorporation to increase the authorized number of shares of Common Stock (Proposal 2). The vote required for the ratification of the selection of BDO Seidman, LLP as the Company’s independent public accountants for 2006 (Proposal 3) is the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on such proposal.
     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares of Common Stock represented by that proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.
     If your shares of Common Stock are held in street name, you will need to instruct your broker regarding how to vote your shares of Common Stock. If you do not provide voting instructions to your broker, and if your broker does not have discretion to vote your shares of Common Stock without your instructions, a “broker non-vote” will occur.
     Abstentions and broker non-votes will be considered as shares of Common Stock present in person or by proxy at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Abstentions with respect to Proposals 2 and 3 will be treated as shares present in person or by proxy and entitled to vote on those Proposals and will thus have the same effect as negative votes. Broker non-votes are deemed not to be entitled to vote on a matter and accordingly (i) will have the same effect as negative votes for Proposal 2 and (ii) will not have any effect on the outcome of Proposal 3.
     Any proxy may be revoked at any time prior to its exercise by delivering to the President of the Company a subsequently dated and duly executed proxy or by giving notice of revocation to the President of the Company in writing or by attending the Annual Meeting and voting in person. A stockholder’s presence at the Annual Meeting does not by itself revoke the proxy.

PROPOSAL 1: ELECTION OF DIRECTORS
     In accordance with the Company’s Bylaws, the number of directors currently is fixed at five. The Company’s Board of Directors has recommended and proposed that the following five nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Stockholders and until his or her successor shall have been elected and qualified: Michel Amsalem, Dr. Alan J. Kaufman, Nicholas J. Leighton, Dr. Tomas Neuzil and Dennis C. Rushovich.
     At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy FOR the election of the five nominees. In the event that any of such nominees is unwilling or unable to serve, the persons named in the proxy may vote it for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.
     Proxies cannot be voted at the Annual Meeting for a greater number of persons than the five nominees named in this Proxy Statement.
Nominees for the Board of Directors

Name	Age	Position
Michel Amsalem	59	Director
Dr. Alan J. Kaufman	68	Director
Nicholas J. Leighton	45	Chairman of the Board of Directors
Dr. Tomas Neuzil	61	Director
Dennis C. Rushovich	55	Director
     Biographical information regarding each of the nominees for the Board of Directors is set forth below:
     Michel Amsalem has served as our director since December 6, 2004. Mr. Amsalem is the Founder of Midsummer Capital LLC, the investment manager of the Midsummer group of funds/investment partnerships, and has served as its President since July 2001. From May 1999 to June 2001, Mr. Amsalem was a managing director of Omicron Capital, LLC, an asset-based financing firm. Mr. Amsalem has over thirty years of experience in the origination, structuring, negotiation and management of investments in complex environments. Prior to Midsummer Capital LLC, Mr. Amsalem was successively Founder and Managing Director of Citibank’s Structured Finance Department, of Banque Indosuez’ Investment Bank for Latin America and Eastern Europe and of Patricof Emerging Markets. Mr. Amsalem started his career at the International Finance Corporation, the private sector arm of the World Bank. Mr. Amsalem received his Doctoral degree from Harvard University and his MBA from Columbia University where he presently teaches business policy and strategy courses as a management professor. Mr. Amsalem is a graduate of Ecole des Hautes Etudes Commerciales in France.
     Dr. Alan Joseph Kaufman has served as our director since February 23, 2004. Dr. Kaufman is a retired neurosurgeon and has been retired for the past five years. Dr. Kaufman served on the Board of Directors of Tesoro Petroleum Corp. (NYSE: TSQ) in San Antonio, Texas from 1995 through 1999 and presently serves on the Board of Directors and on the Audit Committee and Compensation Committee of Newpark Resources (NYSE: NR) in Melairie, Louisiana.
     Nicholas J. Leighton was appointed to our Board of Directors on February 23, 2004 and was appointed Chairman on February 9, 2006. Mr. Leighton has served as the director of operations of Strategic Risk Solutions (Cayman), a provider of captive management, wholesale brokerage and alternative risk transfer solutions, since January 2005. Prior to Strategic Risk Solutions (Cayman), Mr. Leighton was a managing director of Caledonian Insurance Services Limited, a provider of insurance services, from November 2000 until January 2005. From June 1997 through November 2000, Mr. Leighton was a director of AON Insurance Managers Limited. Mr. Leighton has recently been made a Fellow of the Institute of Risk Management, where he won the IAU prize for his dissertation “The Development of the Protected Cell Company.”

     Dr. Tomas Neuzil has served as our director since our incorporation in 2000 and currently serves as our Secretary. Dr. Neuzil is also an Executive Vice President and director of Petsmarketing Insurance Agency.com, Inc. and a director of Hartville Re. From March 2001 to November 2003, Dr. Neuzil was the Medical Director of Pets Health Insurance Agency. Prior to that, Dr. Neuzil was the Director of Veterinary Services for Pets Healthcare Insurance. Dr. Neuzil is a licensed veterinarian with 12 years of practice experience. Dr. Neuzil has 15 years of experience as Executive Director of the Iowa Veterinary Medical Association, a state veterinary medical association, and Executive Secretary of the American Association of Swine Veterinarians, a national veterinary medical association. In addition, Dr. Neuzil was formerly the president of the American Society of Veterinary Medical Association Executives. Dr. Neuzil received a Doctorate Degree in Veterinary Medicine from Iowa State University.
     Dennis C. Rushovich has served as our director since December 6, 2004. In April 2005, Mr. Rushovich was appointed to serve as our President and Chief Executive Officer. Mr. Rushovich is the founder of Strategic Financial Solutions, Inc., a consulting, software, and services supplier to financial institutions, and served as its CEO from November 1999 to the present. Prior to founding Strategic Financial Solutions, Inc., Mr. Rushovich co-founded and was COO and CFO of Independent Financial Marketing Group, a marketer of investment and insurance products to financial institutions nationwide. Prior to starting Independent Financial Marketing Group, Mr. Rushovich had responsibility for finance and operations for Financial Planning Services Ltd., one of the largest marketers of insurance and investment products in South Africa. Mr. Rushovich graduated from Witwatersrand University in Johannesburg, South Africa with a B.Com. degree in Business Administration and Accounting, and a B.ACC degree in Accounting and Computer Science. Mr. Rushovich holds a Certificate in the Theory of Accounting and received the qualifications of Chartered Accountant (South Africa) and NASD Series 7 & 27.

PROPOSAL 2: INCREASE IN NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
     The Company is asking the stockholders to approve an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s Common Stock from 50,000,000 to 200,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary (i) to reserve sufficient shares for issuance upon the conversion or exercise of outstanding convertible debt, warrants and stock options and (ii) to provide the Company with the flexibility to act in the future with respect to financings, acquisitions, stock splits, stock option plans and other corporate purposes, without the delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.
     On April 13, 2006, the Company had approximately 19,724,508 shares of Common Stock issued and 19,630,508 shares of Common Stock outstanding (94,000 shares of Common Stock are held by the Company as treasury shares). Also on that date, the Company had approximately (1) 29,395,737 shares of Common Stock subject to issuance upon the conversion of outstanding convertible debt and the exercise of outstanding warrants, (2) approximately 2,077,000 shares subject to outstanding stock options granted under the Company’s 2006 Stock Option Plan and (3) 423,000 shares available for future grant under such plan. The Company has obtained a waiver from one of our warrant holders with respect to our requirement to reserve shares of our Common Stock for the exercise of warrants to purchase 1,110,356 shares. This waiver is effective until ten business days following our Annual Meeting. As a result of the waiver, approximately 49.9 million shares of the Company’s 50 million authorized shares of Common Stock have been issued or are reserved for issuance. Upon the expiration of the waiver, the Company would have more shares of Common Stock issued or reserved for issuance than the number of authorized shares and would have no shares available to the Company for use in connection with its future financing and other corporate needs. The lack of authorized Common Stock available for issuance could unnecessarily limit or delay the Company’s ability to pursue opportunities for future financings, acquisitions and other transactions. The Company could also be limited in its ability to effectuate the grant of warrants, options or convertible securities, future stock splits or stock dividends.
     Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for a combination of the Company with another company), this proposal is not in response to any effort of which we are aware to accumulate the Company’s stock or obtain control of the Company nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.
     In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company’s capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.
     The additional shares of Common Stock to be authorized by adoption of the amendment to the Articles of Incorporation would have rights identical to the currently outstanding shares of Common Stock, and adoption of the proposed amendment to the Articles of Incorporation would not affect the rights of the holders of currently outstanding shares of Common Stock.
     Adoption of the amendment to the Articles of Incorporation to increase the Company’s authorized Common Stock requires the vote of a majority of the issued and outstanding shares of the Company’s Common Stock. Votes, abstentions and broker non-votes will be counted as set forth above in “PROXIES AND VOTING.” If the proposal is approved, the Company intends to file an amendment to its Articles of Incorporation in substantially the form attached to this proxy statement as Appendix A promptly after the Annual Meeting. The amendment to the Articles of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Nevada. Thereafter, the Board of Directors would generally be free to issue Common Stock without further action on the part of the stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF SHARES OF THE COMPANY’S AUTHORIZED COMMON STOCK FROM 50,000,000 SHARES TO 200,000,000 SHARES.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     The Audit Committee of the Board of Directors has selected BDO Seidman, LLP (“BDO Seidman”) as independent public accountants for the Company for 2006. The Audit Committee and the Board of Directors believe that the reappointment of BDO Seidman for 2006 is appropriate because of the firm’s reputation, qualifications and experience.
     The Audit Committee will reconsider the appointment of BDO Seidman if the Company’s stockholders do not ratify its selection. Even if stockholders ratify the selection of BDO Seidman, the Audit Committee, in its discretion, could decide to terminate the engagement of BDO Seidman and to engage another firm of independent public accountants if the Audit Committee determines such action to be necessary or desirable.
     The favorable vote of a majority of the Common Shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the selection of BDO Seidman.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 2006.

BOARD OF DIRECTORS AND BOARD COMMITTEES
Board Meetings and Committees
     The Company’s Board of Directors (the “Board”) held 18 meetings during the fiscal year ended December 31, 2005. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and the meetings of all committees on which he served. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee.
Audit Committee
     The Board has established an Audit Committee. All of the members of the Audit Committee are independent as defined by the rules of the American Stock Exchange. In addition, all of the members of the Audit Committee are independent as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”). The Board has adopted a charter for the Audit Committee. A copy of the current charter for the Audit Committee and a copy of the Company’s current Code of Ethics are available on the Company’s website at www.hartvillegroup.com under “Company Information.”
     The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. Present members are Alan J. Kaufman and Nicholas J. Leighton (Chairman). Based on a recommendation of the Audit Committee, the Board has designated Nicholas J. Leighton as the “Audit Committee Financial Expert.” The Audit Committee held two meetings during the fiscal year ended December 31, 2005. See also “Report of the Audit Committee” contained elsewhere in this Proxy Statement. Dennis C. Rushovich was a member of the Audit Committee during the fiscal year ended December 31, 2005. Upon his appointment as our President and Chief Executive Officer in April 2005, Mr. Rushovich resigned from the Audit Committee.
Compensation Committee
     In March 2005, the Board established a Compensation Committee. Present members of the Compensation Committee are Michel Amsalem, Alan J. Kaufman and Nicholas J. Leighton. The Compensation Committee is responsible for approving the compensation of executive officers of the Company. The Compensation Committee held four meetings during the fiscal year ended December 31, 2005.
Stock Option Committee
     The Board established a Stock Option Committee in February 2006. Present members of the Stock Option Committee are Michel Amsalem, Alan J. Kaufman and Nicholas J. Leighton. The Stock Option Committee is responsible for the administration of the Company’s 2006 Stock Option Plan.
Nominating Committee
     The Company does not have a Nominating Committee. Given the relatively small size of the Company and its Board of Directors, the Company does not believe that a Nominating Committee is necessary and this function is performed by the entire Board of Directors. The Board of Directors considers candidates for director who are recommended by its members, by other Board members, by stockholders and by management, as well those identified by any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. The Board of Directors evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Board of Directors considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Board of Directors are a commitment to representing the long-term interests of the stockholders; an inquisitive and objective perspective; leadership ability;

personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as finance, operations, insurance, veterinary medicine or marketing.
     Stockholders wishing to submit recommendations for director candidates to the Board of Directors must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:
•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the stockholder or group of stockholders making the recommendation; and

•	with respect to Common Stock beneficially owned by the stockholder or group of stockholders making the recommendation, and to the extent any stockholder is not a registered holder of such securities, proof of the number of shares and length of time held.
Compensation of Directors
     The Chairman of the Board of Directors and the Chairman of the Audit Committee each receive a $25,000 annual retainer. The remaining Directors of the Company do not receive cash compensation for their services as directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending meetings. Directors are eligible to receive options under the Company’s 2006 Stock Option Plan. These options are issued at such times and in such amounts as may be determined by the Board of Directors. During the fiscal year ended December 31, 2005, no option grants were made to non-employee Directors. The Board resolved, however, that each non-employee Director will receive an annual award, beginning in 2005, consisting of options to purchase a number of shares determined by dividing $50,000 by the closing price of the Company’s stock on the date of grant. The annual awards for 2005 were granted in February 2006. Future annual awards are expected to be granted on or about the date of the Company’s annual meeting.
PRINCIPAL STOCKHOLDERS
     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 13, 2006 by: (i) each person or entity who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) for the fiscal year ending December 31, 2005, the Company’s Chief Executive Officer and the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iv) the Company’s current directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. Except as otherwise indicated, the principal address of each of the stockholders below is c/o Hartville Group, Inc., 3840 Greentree Avenue SW, Canton, Ohio 44706.

	Number of
	Shares
	Beneficially
Name	Owned(1)	Percent (2)
Islandia, L.P. (3)	7,317,634	29.1%
c/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022
Midsummer Investment, Ltd. (4)	7,317,633	29.1%
c/o Midsummer Capital LLC 485 Madison Avenue, 23rd Floor New York, New York 10022
Palisades Master Fund, LP (5)	8,239,638	32.8%
200 Mansell Court East, Suite 550 Roswell, Georgia 30076

	Number of
	Shares
	Beneficially
Name	Owned(1)	Percent (2)
Satellite Strategic Associates, LLC (6)	4,837,312	19.8%
623 5th Avenue, 20th Floor New York, New York 10022
Bristol Investment Fund, Ltd. (7)	2,739,962	12.5%
10990 Wilshire Boulevard, Suite 1410 Los Angeles, California 90024
Crescent International, Ltd. (8)	1,663,534	7.8%
84 av. Louis-Casai CH 1216 Conitri Geneva, Switzerland
W. Russell Smith III (9)	—	—
Joshua Feldman (10)	—	—
Michel Amsalem (11)	7,406,633	29.3%
Dr. Alan J. Kaufman (12)	1,015,001	5.0%
Nicholas J. Leighton (13)	134,000	*
Dr. Tomas Neuzil (14)	157,000	*
Dennis C. Rushovich (15)	600,000	3.0%
Christopher Edgar (16)	2,500,000	12.4%
Hirsch C. Ribakow (17)	201,000	1.0%
Christopher R. Sachs (18)	350,000	1.8%
All executive officers and directors as a group (8 persons) (19)	12,363,634	44.5%

*	Represents less than 1%.

(1)	The number of shares beneficially owned by each person or group as of April 13, 2006 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options or warrants or upon the conversion of convertible debt.

(2)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 19,630,508 shares of Common Stock outstanding on April 13, 2006 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options or warrants or upon the conversion of convertible debt.

(3)	Represents 1,766,053 shares held by Islandia, L.P., 1,887,506 shares issuable upon the exercise of warrants, and 3,664,075 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company and in a Schedule 13D filed with the SEC on December 27, 2004.

(4)	Represents 1,766,052 shares held by Midsummer Investment, Ltd., 1,887,506 shares issuable upon the exercise of warrants, and 3,664,075 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority. Mr. Amsalem is a member of the Company’s Board of Directors. Beneficial and percentage ownership information is based solely on information contained in the records of the Company and in a Schedule 13D filed with the SEC on January 19, 2005.

(5)	Represents 2,740,805 shares held by Palisades Master Fund, LP and 5,498,833 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company.

(6)	Represents 1,643,989 shares issuable upon the exercise of warrants and 3,193,323 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company.

(7)	Represents 407,407 shares held by Bristol Investment Fund, Ltd., 499,611 shares issuable upon the exercise of warrants, and 1,832,944 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company.

(8)	Represents 565,767 shares issuable upon the exercise of warrants and 1,097,767 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company.

(9)	Mr. Smith resigned as our CEO and President in April 2005 and resigned as a director effective June 2, 2005.

(10)	Mr. Feldman resigned as our Chief Financial Officer in April 2005.

(11)	Represents 1,766,052 shares held by Midsummer Investment, Ltd., 1,887,506 shares issuable upon the exercise of warrants, and 3,664,075 shares issuable upon the conversion of convertible debt. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority. Mr. Amsalem is a member of the Company’s Board of Directors. Beneficial and percentage ownership information is based solely on information contained in the records of the Company and in a Schedule 13D filed with the SEC on January 19, 2005. Includes 89,000 shares issuable upon exercise of options held by Mr. Amsalem.

(12)	Includes 201,750 shares held by Alan Kaufman MD Capital, Inc., a corporation in which Dr. Kaufman is the sole shareholder (“Kaufman Capital”), 694,251 shares issuable upon the conversion of debt and the exercise of warrants held by Kaufman Capital and 119,000 shares issuable upon exercise of options held by Dr. Kaufman. The exercise of the warrants and the conversion of the convertible debt is contractually capped such that such exercise or conversion, as applicable, shall not cause the reporting person’s beneficial ownership to exceed 4.99%.

(13)	Includes 119,000 shares issuable upon exercise of options.

(14)	Includes 47,000 shares held by Dr. Neuzil’s wife and 50,000 shares issuable upon exercise of options.

(15)	Includes 500,000 shares issuable upon exercise of options.

(16)	Mr. Edgar was elected as our Chief Marketing Officer in February 2006. Includes 500,000 shares issuable upon exercise of options.

(17)	Includes 200,000 shares issuable upon exercise of options.

(18)	Includes 350,000 shares issuable upon exercise of options.

(19)	Includes 4,122,311 shares issuable upon the conversion of convertible debt, 2,123,521 shares issuable upon the exercise of warrants and 1,927,000 shares issuable upon exercise of options for all current executive officers and directors as a group.

CORPORATE GOVERNANCE
Communications with the Board
     The Company’s Board of Directors believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, there are two methods by which communications can occur. Any stockholder can mail or deliver a written communication to the Board, addressed to the Chairman of the Board at the Company’s corporate office. The Chairman of the Board will distribute each such communication to the entire Board. Any stockholder who desires to communicate with the non-management directors of the Board can mail or deliver a written communication to the Chairman of the Audit Committee, addressed to the Audit Committee Chairman at the Company’s corporate office. The Company will forward each such communication to the Audit Committee Chairman, and the Audit Committee Chairman or his designee will distribute a copy of each such communication to the other non-management directors.
Director Attendance at Annual Meeting of Stockholders
     The Board of Directors has not established a policy for director attendance at the Company’s Annual Meeting of Stockholders. Five out of the then-current six members of the Company’s Board of Directors attended the Company’s 2005 Annual Meeting of Stockholders.
Availability of Corporate Governance Documents
     The following documents are available on the Company’s website at www.hartvillegroup.com under “Company Information”
•	The charter for the Company’s Audit Committee; and

•	The Company’s Code of Ethics.
EXECUTIVE OFFICERS
     Biographical information regarding each of our executive officers, as of April 13, 2006, is set forth below.
     Dennis C. Rushovich. See “Proposal 1: Election of Directors — Nominees for the Board of Directors.”
     Christopher Edgar, 40, has served as our Chief Marketing Officer since February 2, 2006. Previously, Mr. Edgar was a retail and consumer marketing consultant for Vista Research, Inc., a provider of primary research (subsequently acquired by McGraw-Hill), in 2005. Prior to that, Mr. Edgar was the co-founder of dELiA*s Corp., a publicly-traded direct-mail, online and store retailer of teen girls’ apparel, accessories and cosmetics, and served as executive vice president, chief operating officer, vice chairman and director from 1993 until the company’s acquisition by Alloy, Inc. in 2004. Mr. Edgar holds a B.A. from Yale University and an M.A. from Columbia University.
     Dr. Tomas Neuzil. See “Proposal 1: Election of Directors — Nominees for the Board of Directors.”
     Hirsch C. Ribakow, 42, has served as our Chief Operating Officer since November 2004. Previously, Mr. Ribakow served in various positions at Nationwide Insurance, including as a business consultant from August 2003 to May 2004, as a product manager from December 2001 to August 2003 and as worksite director from August 1997 to December 2001. Mr. Ribakow holds a J.D. from the University of Baltimore and a B.S. from Towson University.
     Christopher R. Sachs, 53, has served as our Chief Financial Officer since September 19, 2005. Previously, Mr. Sachs spent two years starting in 2003 with Palmer & Cay, a national insurance brokerage firm, where he served as Managing Partner and Chief Financial Officer. Prior to that, Mr. Sachs served as a consultant in the Enterprise Risk Management function at Marsh & McLennan Companies, a global insurance brokerage company, from 2001 to 2003. From 1996-2001, Mr. Sachs served as Treasurer for PolyOne Corp., a polymer company headquartered in

Cleveland, Ohio, and its predecessor company, M.A. Hanna Company. Mr. Sachs holds a J.D. and a B.S. from Marquette University.
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
     Set forth below is information concerning the compensation paid to, or accrued for, the Company’s chief executive officer and its four most highly compensated executive officers (whose compensation exceeds $100,000), other than the chief executive officer, for the Company’s fiscal years ended December 31, 2005, 2004, and 2003:

				Long-Term
				Compensation
				Awards
				Securities
				Underlying
Name		Annual Compensation		Options	All Other
and Principal Position	Year	Salary	Bonus	Granted	Compensation
Dennis C. Rushovich (1)	2005	$133,000	—	(6)	$33,719
CEO and President

Christopher R. Sachs (2)	2005	$43,750	—	—	$26,550
Chief Financial Officer

Hirsch C. Ribakow (3)	2005	$126,939	—	—	$6,000
Chief Operating	2004	$7,212	—	(6)	$566
Officer

W. Russell Smith III (4)	2005	$112,493	—	—	—
Former CEO and	2004	$120,000	$75,000	(6)	—
President	2003	$45,000	—	—	—

Joshua Feldman (5)	2005	$46,154	—	—	$75,000
Former Chief Financial	2004	$5,769	—	—	—
Officer

(1)	Mr. Rushovich was appointed to serve as our President and Chief Executive Officer in April 2005. On an annualized basis, his base salary is $200,000. “Other Compensation” for Mr. Rushovich represents payments made in consideration of consulting services provided to the Company prior to Mr. Rushovich’s employment with the Company.

(2)	Mr. Sachs was appointed to serve as our Chief Financial Officer in September 2005. On an annualized basis, his base salary is $150,000 plus an annual auto allowance of $6,000. “Other Compensation” for Mr. Sachs represents (i) a car allowance of $1,750 (based on an annual auto allowance of $6,000) and (ii) $24,800 paid in consideration of consulting services provided to the Company prior to Mr. Sachs’ employment with the Company.

(3)	Mr. Ribakow joined the Company in November 2004. On an annualized basis, his base salary during 2004 was $125,000 plus an annual auto allowance of $6,000. “Other Compensation” for Mr. Ribakow represents payment of his car allowance in full in 2005 and on a pro rated basis in 2004.

(4)	Mr. Smith resigned as our CEO and President in April 2005 and resigned as a director effective June 2, 2005.

(5)	Mr. Feldman resigned as our Chief Financial Officer in April 2005. “Other Compensation” for Mr. Feldman represents a severance payment in connection with Mr. Feldman’s resignation.

(6)	Mr. Rushovich, Mr. Ribakow, and Mr. Smith were granted 500,000, 100,000 and 100,000 options, respectively. Mr. Smith’s options terminated in their entirety effective November 4, 2005 upon his termination of employment with the Company. Mr. Rushovich’s and Mr. Ribakow’s options were cancelled in their entirety effective February 2006.
Option Grants in Last Fiscal Year
     The following table shows the number of options granted in 2005 to the individuals named in the Summary Compensation Table.

Individual Grants
% of Total
	Number of	Options
	Securities	Granted to	Exercise
	Underlying	Employees	or Base
	Options	In Fiscal	Price	Expiration
Name	Granted	Year	($/sh)	Date
Dennis C. Rushovich	(1)
Christopher R. Sachs	—	—	—	—
Hirsch C. Ribakow	—	—	—	—
W. Russell Smith III	—	—	—	—
Joshua Feldman	—	—	—	—

(1)	In 2005 the Company granted 500,000 options to Mr. Rushovich at an exercise price of $0.57 per share, representing 100% of the total options granted in 2005. In February 2006 the Company determined that all of its previous stock option plans and option grants should be terminated and, with the approval of Mr. Rushovich, these options were cancelled in their entirety.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
     The following table sets forth stock option exercises during 2005 by the executive officers named in the Summary Compensation Table and shows the number of shares of Common Stock represented by both exercisable and non-exercisable stock options and the value of in-the-money stock options (exercisable and non-exercisable) held by each of the named executive officers as of December 31, 2005.

Number of Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired		Fiscal Year-End (#)	Fiscal Year-End ($)
	On	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
Dennis C. Rushovich	—	—	(1)	—
Christopher R. Sachs	—	—	—	—
Hirsch C. Ribakow	—	—	(2)	—
W. Russell Smith III	—	—	(3)	—
Joshua Feldman	—	—	—	—

(1)	In 2005 the Company granted 500,000 options at an exercise price of $0.57 per share to Mr. Rushovich. In February 2006 the Company determined that all of its previous stock option plans and option grants should be terminated and, with the approval of Mr. Rushovich, these options were cancelled in their entirety.

(2)	In 2005 Mr. Ribakow was granted 100,000 options at an exercise price of $2.31 per share. In February 2006 the Company determined that all of its previous stock option plans and option grants should be terminated and, with the approval of Mr. Ribakow, these options were cancelled in their entirety.

(3)	Mr. Smith was granted 100,000 options in 2004 which were terminated effective November 4, 2005 upon his termination of employment with the Company.
Employment Contracts and Change-In-Control Arrangements
     The following employment contracts have been entered into between the Company and (i) the Company’s Chief Executive Officer and (ii) the executive officers named in the Summary Compensation Table in this Proxy Statement.
Dennis C. Rushovich
     On February 1, 2006, the Company entered into an Employment Agreement with Dennis C. Rushovich, our President and Chief Executive Officer and a member of our Board of Directors (the “Rushovich Agreement”). The Rushovich Agreement shall be effective as of May 1, 2005. The Rushovich Agreement has an initial one-year term ending on April 30, 2006 and shall renew for successive periods of one year unless terminated by either party at least 90 days prior to the end of any term.
     Pursuant to the Rushovich Agreement, Mr. Rushovich shall be paid a base salary of $200,000 per year and shall be eligible for cash bonuses as determined by the Board of Directors of the Company. As part of his compensation, Mr. Rushovich is also entitled to be granted stock options to purchase up to 500,000 shares of the Company’s stock.

     Pursuant to the Rushovich Agreement, the Company shall provide Mr. Rushovich with living quarters in or proximate to Canton, Ohio, the use of an automobile, weekly round trip air travel on a regularly scheduled passenger airline carrier between Canton, Ohio and Stamford, Connecticut and reimbursement for reasonable business expenses in connection with the performance of the duties, functions and responsibilities set forth in the Rushovich Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Rushovich for general directors and/or officers in the normal course of his services on Company (or subsidiary) business to the fullest extent allowed by law and shall maintain certain directors and officers insurance as set forth in the Rushovich Agreement.
     Pursuant to the Rushovich Agreement, in the event Mr. Rushovich’s employment is terminated without cause (as defined in the Rushovich Agreement), Mr. Rushovich will receive (i) six months of salary continuation, payable over six months in accordance with the Company’s normal payroll practices, (ii) continued health, dental and life insurance coverage for six months (or until Mr. Rushovich becomes covered by other employer plans, if earlier) and (iii) the acceleration of any unvested employer contributions under any pension plan.
     The Rushovich Agreement also provides that Mr. Rushovich shall not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one year after the termination of such employment.
Christopher R. Sachs
     On February 2, 2006, the Company entered into an Employment Agreement with Christopher R. Sachs, our Chief Financial Officer (the “Sachs Agreement”). The Sachs Agreement was effective as of September 19, 2005. The Sachs Agreement has an initial one-year term ending on September 18, 2006 and shall renew for successive periods of one year unless terminated by either party at least 90 days prior to the end of any term.
     Pursuant to the Sachs Agreement, Mr. Sachs shall be paid a base salary of $150,000 per year and shall be eligible for cash bonuses as determined by the Board of Directors of the Company. As part of his compensation, Mr. Sachs is also entitled to be granted stock options to purchase up to 350,000 shares of the Company’s stock.
     Pursuant to the Sachs Agreement, the Company shall provide Mr. Sachs with a car allowance of $500 per month and reimbursement for reasonable business expenses in connection with the performance of the duties, functions and responsibilities set forth in the Sachs Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Sachs for general directors and/or officers in the normal course of his services on Company (or subsidiary) business to the fullest extent allowed by law and shall maintain certain directors and officers insurance as set forth in the Sachs Agreement.
     Pursuant to the Sachs Agreement, in the event Mr. Sachs’s employment is terminated without cause (as defined in the Sachs Agreement), Mr. Sachs will receive (i) six months of salary continuation, payable over six months in accordance with the Company’s normal payroll practices, (ii) continued health, dental and life insurance coverage for six months (or until Mr. Sachs becomes covered by other employer plans, if earlier) and (iii) the acceleration of any unvested employer contributions under any pension plan.
     The Sachs Agreement also provides that Mr. Sachs shall not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one year after the termination of such employment.
Hirsch C. Ribakow
     In November 2004, the Company entered into an employment agreement with Hirsch C. Ribakow, our Chief Operating Officer. The term of the agreement is three years. The agreement provides for a base salary of $125,000 and an annual auto allowance of $6,000. Pursuant to the agreement, Mr. Ribakow is entitled to receive options to purchase an aggregate of 200,000 shares, with 100,000 shares vesting ratably over three and 100,000 shares vesting subject to performance criteria to be determined by the Board of Directors. If Mr. Ribakow’s employment is terminated by the Company without cause (as such term is defined in the employment agreement), Mr. Ribakow will be entitled to receive a severance amount equal to three months of his base salary then in effect. If

Mr. Ribakow’s employment is terminated by the Company without cause within one year of a change of control (as such term is defined in the employment agreement), Mr. Ribakow shall be entitled to a severance amount equal to one year of his base salary then in effect and all unvested options shall immediately vest.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The members of the Audit Committee are not acting as experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the Company’s independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.
     In the course of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-KSB for the Company’s fiscal year ended December 31, 2005. The Audit Committee also reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters that are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the SEC.
Audit Committee
Nicholas J. Leighton, Chairman
Alan J. Kaufman

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2005:

	Number of		Number of
	Securities	Weighted-	Securities
	to be Issued	Average	Remaining Available
	upon Exercise	Exercise Price of	for Future Issuance
	of Outstanding	Outstanding	under Equity
Plan Category	Options	Options	Compensation Plans
Equity Compensation Plans Approved by Security Holders	—	—	—

Equity Compensation Plans not Approved by Security Holders	(1)		(2)

Total	(1)		(2)

(1)	980,757 options that were outstanding as of December 31, 2005 were terminated in their entirety by the Company and the respective optionees in February 2006.

(2)	1,519,243 shares of Common Stock were available for issuance under the Company’s Non-Qualified Stock Option Plans as of December 31, 2005. The Non-Qualified Stock Option Plans were terminated in their entirety by the Company in February 2006.
Equity Compensation Plans Not Approved by Security Holders
     The Board of Directors had previously adopted a Non-Qualified Stock Option Plan in 2003 and an additional Non-Qualified Stock Option Plan in 2004. As a result of management’s review of all of the Company’s past corporate practices, management found that there was significant uncertainty resulting from prior management’s practices with respect to determining whether prior options had been granted properly, from what plan they had been granted and what the exercise price of the granted options was for the individual optionees. In February 2006 the Board of Directors concluded that it was in the Company’s best interest to terminate all of the Company’s prior option plans and cancel all prior options which may or may not have been granted under those plans. The Company secured a cancellation from each of the employees, officers and directors who were or may have been granted options under the previous plans. In February 2006 the Company adopted a new plan, the 2006 Stock Option Plan, under which the Board of Directors or a committee appointed by the Board of Directors could grant options to purchase up to 2,500,000 shares of the Company’s Common Stock. The Stock Option Committee, which includes Mr. Amsalem, Dr. Kaufman and Mr. Leighton, has assumed responsibility for granting options under such plan.
CERTAIN TRANSACTIONS
     On June 2, 2005, W. Russell Smith III, our former President, CEO and director, repaid an obligation owed to the Company by assigning 94,000 shares of the Company’s common stock to the Company.
INDEPENDENT PUBLIC ACCOUNTANTS
Change in Independent Accountant
     On January 18, 2005 the Company, acting through the Audit Committee, engaged BDO Seidman as the Company’s independent accountant for the fiscal year ending December 31, 2004. BDO Seidman replaced Pollard-Kelley Auditing Services, Inc. (“Pollard-Kelley”), who was dismissed as the Company’s independent accountant by the Audit Committee effective January 18, 2005. The Audit Committee approved the dismissal. The decision to dismiss Pollard-Kelley was communicated by the Company to Pollard-Kelley on January 18, 2005.

     The audit report of Pollard-Kelley on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2003 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
     In connection with the audits of the Company’s consolidated financial statements as of and for the year ended December 31, 2003 and in the subsequent interim period through January 18, 2005, there were no disagreements with Pollard-Kelley on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Pollard-Kelley, would have caused Pollard-Kelley to make reference to the matter in its report.
     During the two most recent fiscal years and the subsequent interim period through January 18, 2005, neither the Company nor anyone on behalf of the Company consulted with BDO Seidman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or on any matter considered important by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.
Independent Accountant for 2006
     BDO Seidman has been selected by the Audit Committee as the independent accountant for the Company’s fiscal year ending December 31, 2006.
     It is expected that a representative of BDO Seidman will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.
Audit and Other Services Fees
     The following table presents the aggregate fees billed to or by the Company for services performed for the years ending December 31, 2005, and December 31, 2004, respectively, by the Company’s independent accountant:

Fee Category	2005	2004
Audit Fees (1)	$185,575	$170,093
Audit-Related Fees	—	—
Tax Fees (2)	$58,985	$6,350
All Other Fees	—	—
Total	$244,560	$176,443

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-QSB and other audit services normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Includes services for tax research and compliance, including tax return preparation.
Audit Committee’s Pre-Approval Policies and Procedures
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by its independent accountant. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountant in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

FUTURE STOCKHOLDER PROPOSALS
     Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the “Exchange Act”) at the Annual Meeting of Stockholders to be held in 2007 must be received by the Company at its principal executive offices for inclusion in the Proxy Statement and form of proxy on or before December 29, 2006.
     If a stockholder intends to present a proposal at the 2007 Annual Meeting, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, to be considered timely under Rule 14a-4 under the Exchange Act such proposal must be received by the Company on or before March 14, 2007. If a stockholder fails to meet this deadline and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the persons named in the form of proxy for the 2007 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of the Company’s Common Stock to file statements of beneficial ownership of the Company’s Common Stock. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2005, with the following exceptions:
     Dr. Tomas Neuzil was required to file a Form 3 no later than the effective date of the Company’s first registration statement under Section 12 of the Securities Exchange Act of 1934, as amended. Dr. Neuzil did not file a Form 3 until February 17, 2006.
     Hirsch C. Ribakow was required to file a Form 3 within ten days of becoming an officer of the Company. Mr. Ribakow did not file a Form 3 until February 17, 2006.
     Christopher R. Sachs was required to file a Form 3 within ten days of becoming an officer of the Company. Mr. Sachs did not file a Form 3 until February 17, 2006.
     Dr. Alan J. Kaufman was required to file a Form 3 within ten days of becoming a member of the Company’s Board of Directors. As of the date hereof, he has not filed a Form 3.
OTHER MATTERS
     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic mail. Proxies may be solicited by directors, officers, and regular employees of the Company, who will not receive any additional compensation for their solicitation services. The Company will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

APPENDIX A
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of Corporation: Hartville Group, Inc.
2. The articles have been amended as follows (provide article numbers, if available):
     The first paragraph of Article V (Authorized Capital Stock) of the Amended and Restated Articles of Incorporation of Hartville Group, Inc. is amended and restated in its entirety to read as follows:
     “The total number of shares of stock that the corporation shall have authority to issue is 205,000,000, consisting of 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:                                                             .
4. Effective date of filing (optional):                                                             .
5. Officer Signature (required):                                                             .

HARTVILLE GROUP, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the
Board of Directors of Hartville Group, Inc.
     The undersigned hereby appoints Dennis C. Rushovich, and in the event he is unable to so act, Nicholas J. Leighton, and any one or more of them, proxies, with full power of substitution, to represent and vote all shares of common stock, $0.001 par value per share (the “Shares”), of Hartville Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio, on Tuesday, June 6, 2006, at 11:00 a.m., local time, and at any and all adjournments thereof, as specified in this Proxy.
Proposal 1 — Election of the following nominees as Directors:

FOR all Nominees	☐	WITHHELD for all Nominees	☐
(except as marked to the contrary)

Michel Amsalem		Dr. Alan J. Kaufman	Nicholas J. Leighton

Dr. Tomas Neuzil		Dennis C. Rushovich

To withhold authority to vote for any individual nominee(s) print the names in the space below

Proposal 2 —	Approval of increase in the number of shares of authorized Common Stock from 50,000,000 shares to 200,000,000 shares.

	☐ For	☐ Against	☐ Abstain

Proposal 3 —	Ratification of selection of BDO Seidman, LLP as the Company’s independent public accountants for 2006.

	☐ For	☐ Against	☐ Abstain
In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.
The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if this Proxy is signed and returned and no instructions are given, this Proxy will be voted FOR the election of all nominees set forth in Proposal 1, FOR Proposals 2 and 3 and, in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting or any adjournment thereof.

☐ I PLAN TO ATTEND MEETING

Please mark, date and sign as your name appears below and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date:	Signature

Signature